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                                                                     EXHIBIT 5.1


               [LETTERHEAD OF KRONISH, LIEB, WEINER & HELLMAN LLP]


                                                     April 9, 1998

The Board of Directors
BHA Group Holdings, Inc.
8800 East 63rd Street
Kansas City, Missouri 64133

Dear Sirs:

        We have acted as counsel to BHA Group Holdings, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), relating to an amendment and restatement of the Company's Incentive Stock Plan (the "Plan") which, among other things, increased the number of shares of the Company's $.01 par value Common Stock (the "Common Stock") available for issuance under the Plan by 580,000 shares (the "New Plan Shares") from 1,479,733 shares to an aggregate of 2,059,733 shares.

        For purposes of the opinions expressed in this letter, we have examined the Certificate of Incorporation and By-laws of the Company, as amended to date, records of the corporate proceedings of the Company, and such other documents and records of the Company, and such certificates of officers of the Company, public officials and others as we have deemed necessary or appropriate as a basis for such opinions. In making our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as photostatic or conformed copies.

        We are members of the Bar of the State of New York and, for purposes of the opinions expressed in this letter, do not hold ourselves out as experts on, nor are we, in rendering the opinions expressed herein, passing on the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

        Based on the foregoing, and having regard to such legal considerations as we have deemed relevant, we are of the opinion


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that the New Plan Shares have been duly authorized and, upon the issuance thereof and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

        We hereby consent to the inclusion of this letter as an exhibit to the Registration Statement.

                                         Very truly yours,
                                         /s/ Kronish, Lieb, Weiner & Hellman LLP

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